Exhibit 23.4

CONSENT OF MARSHALL MILLER & ASSOCIATES, INC.

Marshall Miller & Associates, Inc. issued reports dated February 2021 relating to estimates of coal reserves of Coronado Global Resources, Inc. (the “Company”) and Coronado Group, LLC as of December 31, 2020 (the “Reports”), which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Specifically, reports issued by Marshall Miller and Associates, Inc. which are included in the Company’s Annual Report include:

1)                                     Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Amonate Division in Accordance with United States SEC Standards as of December 31, 2020 Central Appalachian Coal Basin Virginia and West Virginia, USA

2)                                     Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Buchanan Mine Complex in Accordance with United States SEC Standards as of December 31, 2020 Central Appalachian Coal Basin Virginia, USA

3)                                     Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Greenbrier Complex in Accordance with United States SEC Standards as of December 31, 2020 Central Appalachian Coal Basin West Virginia, USA

4)                                     Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Logan County Complex in Accordance with United States SEC Standards as of December 31, 2020 Central Appalachian Coal Basin West Virginia, USA

5)                                     Coronado Global Resources Inc. and Coronado Group LLC (together “Coronado”), Statement of Coal Resources and Reserves for the Pennsylvania Upper Freeport Holdings in Accordance with United States SEC Standards as of December 31, 2020 Northern Appalachian Coal Basin Pennsylvania, USA

We hereby consent to (i) the incorporation by reference of the Reports in the Company’s Registration Statements on Form S-3 and S-8 (the “Registration Statements”); (ii) the use in this Registration Statements of the information contained in the Reports; and (iii) the references to Marshall Miller & Associates, Inc. in the Registration Statements.  We further consent to the reference to our firm under the heading “Experts” in the Registration Statements.

Marshall Miller & Associates, Inc.

By:	/s/ Steven A. Keim	By:	/s/ Justin S. Douthat
Date:	April 16, 2021	Date:	April 16, 2021
Name:	Steven A. Keim	Name:	Justin S. Douthat
Title:	President	Title:	Executive Vice President